Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in this Registration Statement of Senti Biosciences, Inc. (formerly Dynamics Special Purpose Corp.) on Form S-8 of our report dated March 7, 2022 (which includes an explanatory paragraph as to the Company’s ability to continue as a going concern), with respect to our audit of the consolidated financial statements of Senti Biosciences, Inc. (formerly Dynamics Special Purpose Corp.) as of December 31, 2021 and for the period from March 1, 2021 (inception) through December 31, 2021, which report appears in the Prospectus, which is incorporated by reference in this Registration Statement. We were dismissed as auditors on June 8, 2022 and, accordingly, we have not performed any audit or review procedures with respect to any financial statements appearing in such Prospectus for the periods after the date of our dismissal. We also consent to the reference to our Firm under the heading “Experts” in such Prospectus.

/s/ Marcum LLP

Marcum LLP
Houston, Texas
February 15, 2023